Exhibit 10.15

STANDARD FORM OFFICE LEASE

BETWEEN

CSHV DENVER TECH CENTER, LLC,

a Delaware limited liability company,

as Landlord,

AND

AMPIO PHARMACEUTICALS, INC.,

a Delaware corporation,

as Tenant

Dated: May 20, 2011

For Premises Located

At

The Quadrant

5445 DTC Parkway

Greenwood Village, Colorado 80111

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TABLE OF CONTENTS (cont.)

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TABLE OF CONTENTS (cont.)

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STANDARD FORM OFFICE LEASE

This Standard Form Office Lease (this “Lease”) is made as of May 20, 2011 (the “Lease Date”), by and between CSHV DENVER TECH CENTER, LLC, a Delaware limited liability company (“Landlord”), and AMPIO PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant, intending to be legally bound, and in consideration of their mutual covenants and all conditions of this Lease, covenant and agree as follows.

BASIC LEASE PROVISIONS

1.	DEFINED TERMS

In this Lease the following terms have the meanings set forth below.

1.1 Premises. Approximately 4,896 rentable square feet, known as Suite 925 and located on the ninth (9th) floor of the Building, as outlined on Exhibit A attached to and a part of this Lease.

1.2 Building. The building containing approximately 334,109 rentable square feet, and all future alterations, additions, subtractions, improvements, restorations and replacements (including any corresponding change in the rentable square footage and Tenant’s Proportionate Share), with an address of 5445 DTC Parkway, Greenwood Village, Colorado, 80111, commonly known and identified as The Quadrant.

1.3 Term. Three (3) years and two (2) months, plus such additional days, if any, so that the last day of the Term occurs on the last day of the applicable calendar month.

1.4 Commencement Date. The first to occur of (a) June 1, 2011 or (b) the date Tenant commences business operations at the Premises.

1.5 Expiration Date. The last day of the second (2nd) month following the third (3rd) anniversary of the Commencement Date, plus such additional days, if any, so that the Expiration Date occurs on the last day of the applicable calendar month.

1.6 Base Rent.

Months	Annual Base Rent Per Square Foot	Monthly Base Rent	Annual Base Rent
1 – 14	$20.75	$8,466	$101,592.00
15 – 26	$21.25	$8,670	$104,040.00
27 – Expiration Date	$21.75	$8,874	$106,488.00

Notwithstanding the foregoing, fifty percent (50%) of the Base Rent for months 2 through 5 of the initial Term is subject to abatement to the extent provided in Section 5.1 below.

1.7 Security Deposit. $35,000.00, subject to reduction to the extent provided in Section 4 below.

1.8 Base Year. The Base Year for calculation of Operating Costs shall be the calendar year 2011.

1.9 Tenant’s Proportionate Share. As of the Lease Date, 1.47%, based upon the rentable square feet of the Premises divided by the rentable square feet of the Building.

1.10 Permitted Use. General office use consistent with the character of a Class A office building and no other purposes or uses whatsoever.

1.11 Tenant’s Trade Name. Ampio Pharmaceuticals.

1.12 Broker(s). Landlord’s: CB Richard Ellis, Inc.

                            Tenant’s: Colliers International.

1.13 Guarantor(s). None.

1.14 Hours of Service (Section 17.1). The hours of service for the Building shall (without limitation as to Landlord’s right in its sole and absolute discretion to provide any such service at any other time) be between 8:00 a.m. and 5:00 p.m., Monday through Friday, except for legal holidays, observed by the federal government.

1.15 Landlord’s Address.

c/o CB Richard Ellis Investors

515 S. Flower Street, Suite 3100

Los Angeles, California 90071

Attention: CalSTRS Portfolio Manager – Denver

with a copy to:

c/o CB Richard Ellis

5445 DTC Parkway, Suite 340

Greenwood Village, Colorado 80111

Attention: Real Estate Manager

and for payments of Rent:

CBRE Investors AAF CalSTRS – The Quadrant

P.O. Box 100578

Pasadena, California 91189-0578

1.16 Tenant’s Address.

Before Commencement Date:	After Commencement Date:

5445 DTC Parkway, Suite P4, Greenwood Village, CO 80111 Attention: Manager	The Premises. Attention: Manager

1.17 Parking. Tenant shall have the right to lease or surrender from time to time (upon no less than thirty (30) days prior written notice delivered to Landlord in any event) up to 3.24 unreserved parking spaces per 1,000 rentable square feet of the Premises, which amounts to a total of up to sixteen (16) unreserved parking spaces (the “Spaces”). Tenant shall pay Landlord’s prevailing parking rates (the “Prevailing Rates”) as in effect from time to time (currently $65.00 per month for each unreserved space); provided, that, so long as Tenant is not in default under this Lease, the Prevailing Rates for the Spaces shall be abated during the first twelve (12) months of the initial Term (the “Limited Parking Abatement”).

1.18 Amount due on Execution of Lease. Upon Tenant’s execution of this Lease, Tenant shall pay the following amount to Landlord:

Monthly Base Rent: $8,466.00

(For the First Month of the Term)

Security Deposit: $35,000.00

TOTAL DUE ON EXECUTION OF LEASE: $43,466.00

2.	PREMISES DEMISED

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 1.1 (the “Premises”) on the terms and conditions set forth in this Lease (including all exhibits and attachments hereto, which are hereby incorporated herein). Tenant’s obligations under this Lease shall commence as of the Lease Date, except as otherwise expressly provided in this Lease. As used in this Lease, the term “Project” includes the Building, adjoining parking areas and garages, if any, and the surrounding land and air space which are the site and grounds for the Building and parking areas and garages. In addition, Tenant has informed Landlord that Tenant is currently subleasing Suite P4 of the Building pursuant to an existing occupancy agreement (including any and all amendments and consents thereto and the underlying master lease therefor, collectively, the “Sublease Documents”). The parties further acknowledge that any default by Tenant under the Sublease Documents shall also be deemed a default by Tenant under this Lease, and such default shall be subject to the terms of this Lease in addition to the terms of the Sublease Documents. In addition, Tenant hereby certifies and acknowledges that, as of the date of the mutual execution of this Lease, Landlord is not in default in any respect regarding Tenant’s occupancy of the premises under the Sublease Documents.

3.	TERM

The Term, Commencement Date and Expiration Date shall be as specified in Sections 1.3, 1.4, and 1.5, respectively and shall, promptly following Landlord’s request, be documented in substantially the form of Exhibit C attached hereto. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term, commencing on the Commencement Date. The terms and conditions of this Lease shall be effective as of the Lease Date.

4.	SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord in the amount set forth in Section 1.7, a security deposit (the “Security Deposit”), as security for the performance of all of Tenant’s obligations under this Lease. Following the expiration of the Term and Tenant’s surrender of the Premises in accordance with the terms of this Lease, Landlord shall (provided that Tenant is not in default under this Lease) return the Security Deposit to Tenant, less such portion as Landlord shall have appropriated to make good any default by Tenant. Landlord shall have the right, but not the obligation, to apply all or any portion of the Security Deposit to cure any Tenant default at any time, in which event Tenant shall be obligated to restore the Security Deposit to its original amount within ten (10) business days, and Tenant’s failure to do so shall be deemed to be a material default of this Lease. Tenant hereby waives (i) any and all provisions of Applicable Law applicable to security deposits in the commercial context, including, without limitation, any laws which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have under, relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Landlord before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. The Security Deposit shall be held by Landlord free of trust, and may be commingled with other funds and accounts of Landlord or its agents, and Tenant shall not be entitled to receive any interest earned with respect thereto. In the event of a sale of the Project or assignment of this Lease by Landlord to any person other than a mortgagee/deed of trust beneficiary, Landlord shall have the right to transfer the Security Deposit to its vendee or assignee, subject to Tenant’s aforesaid rights regarding the return of the Security Deposit, and thereupon Landlord shall be released and relieved from any liability with respect to the return of such Security Deposit to Tenant, such vendee or assignee to be solely responsible to Tenant therefor. Notwithstanding anything to the contrary contained in this Lease, provided that Tenant is not then in default under this Lease at the time of any reduction of the Security Deposit provided for in this sentence and has not previously committed and does not subsequently commit a default (in the event of any such default, the right to reduction of the Security Deposit provided in this sentence shall terminate and be of no further force or effect and Tenant shall, to the extent applicable, promptly restore the Security Deposit to the full, unreduced amount), the Security Deposit shall be reduced to $20,000.00 on December 31, 2012, and to $10,000.00 on December 31, 2013, and the amount of each such reduction shall, in Landlord’s sole discretion, either be returned to Tenant or applied by Landlord against the next consecutive monthly installment(s) of Base Rent then-payable by Tenant; provided, that the reduction of the Security Deposit provided in this sentence shall at all times be a right personal to Ampio Pharmaceuticals, Inc., a Delaware corporation, the Tenant named in this Lease (the

“Named Tenant”) only, and shall terminate and be of no further force or effect (and Tenant shall, to the extent applicable, promptly restore the Security Deposit to the full, unreduced amount) in the event the Named Tenant is succeeded to or assigns, subleases or otherwise transfers any interest under this Lease or to the Premises.

5.	RENT

5.1 Tenant agrees to pay the Base Rent set forth in Section 1.6 for each month of the Term, payable in advance on the first day of each month commencing with the Commencement Date, without any deduction or setoff whatsoever. All payments of Rent (as defined in Section 5.3) shall be payable in lawful U.S. money. Payments shall not be deemed received until actual receipt thereof by Landlord. If the Commencement Date is not the first day of a month, or if the Expiration Date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which this Lease commences or terminates. At the time of execution of this Lease by Tenant, Tenant shall pay all money due to Landlord as set forth in Article 1. Subject to the terms and conditions of this Lease, Landlord hereby abates fifty percent (50%) of the consecutive monthly installments of Base Rent for months two (2) through five (5) of the initial Term (which results in an abatement of $4,233.00 for each of such four (4) months). Tenant shall pay Tenant’s other obligations accruing during such months. If Tenant defaults under this Lease, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated under this Lease, together with interest thereon at the interest rate set forth in Section 25.3 below, from the date such sums were abated. The abatement granted under this Section 5.1 is personal to the Named Tenant only, and shall not be exercisable by any other Tenant, assignee, subtenant or other transferee or successor.

5.2 Intentionally deleted.

5.3 In addition to Base Rent, for each calendar year beginning after the Base Year, Tenant shall pay to Landlord on the first day of each and every month of this Lease, one twelfth (1/12th) of Landlord’s reasonable estimate of Tenant’s Proportionate Share of Operating Costs for that calendar year in excess of Tenant’s Proportionate Share of the actual Base Year Operating Costs. The rentable area in the Building, the rentable area in the Premises, and Tenant’s Proportionate Share are set forth in Article 1. Any discrepancy discovered after the Lease Date in connection with the square footages stated in Sections 1.1 and 1.2 shall not be a basis for a reduction in the Base Rent, unless otherwise agreed in writing by Landlord and Tenant. Base Rent, Tenant’s Proportionate Share of Operating Costs, and all other amounts payable by Tenant in connection with this Lease, whether to Landlord or to others, are collectively defined as the “Rent”.

5.4 “Operating Costs” shall be determined for each calendar year by taking into account on a consistent basis all costs of management, maintenance and operation of the Project. Operating Costs shall include but not be limited to: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; provided, however, in no event shall the cost of electrical consumption incurred at the

Project and included in Operating Costs for any calendar year after the Base Year be less than the cost of electrical consumption incurred at the Project and included in Operating Costs for the Base Year; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Costs, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine, including, without limitation, insurance premiums and insurance deductibles paid or incurred by Landlord; (iv) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project; (v) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Building, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Costs based on the portion of their working time devoted to the Building; (vi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building; (vii) all costs incurred in connection with the operation, repair, maintenance and replacement of all systems, equipment, components or facilities which serve the Building in the whole or in part; (viii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, as its prime rate, plus 2% per annum) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project; (ix) all federal, state, county, or local governmental or municipal assessments, taxes, fees, levies, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary because of or in connection with the ownership, leasing and operation of the Project, including, without limitation, any assessment, tax, fee, levy, charge or other imposition in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy, charge or other imposition previously included within the definition of real property tax, including any assessments, taxes, fees, levies, charges and other impositions as may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal, transit and for other governmental services, and including the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord in seeking or obtaining any refund or reduction of any such assessments, taxes, fees, levies, charges or other impositions; (x) costs incurred in connection with the parking areas and garages servicing the Project; and (xi) the cost of capital improvements or other costs incurred in connection with the Project (A) that are intended as a labor saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required under any Applicable Law but which were not so required in connection with the Project at the time that permits for the construction of the Building were obtained, or (C) that are in Landlord’s opinion necessary to maintain the Project in good condition and repair; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. Landlord shall have the right, but not the obligation, from time to time, to equitably allocate some or all

Operating Costs among different tenants of the Building (the “Cost Pools”). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. The amount of all taxes payable under this Lease for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as “Base Taxes”, and the amount of all Operating Costs consisting of insurance for the Base Year shall be known as “Base Insurance”. If in any comparison year subsequent to the Base Year, the amount of taxes decreases below the level of Base Taxes, then for purposes of all subsequent comparison years, including, without limitation, the comparison year in which such decrease in taxes payable under this Lease occurred, Operating Costs for the Base Year shall be decreased by an amount equal to the decrease in taxes below the amount of the Base Taxes. If, in any comparison year subsequent to the Base Year, the amount of Operating Costs consisting of insurance decreases below the amount of Base Insurance, then for purposes of all subsequent comparison years, including, without limitation, the comparison year in which such decrease in insurance occurred, insurance for the Base Year shall be decreased by an amount equal to such comparison year decrease in insurance below the amount of the Base Insurance. If the Building is less than ninety-five percent (95%) occupied during all or a portion of the Base Year or a subsequent calendar year, the variable components of Operating Costs as determined by Landlord shall be calculated as if the Building had been 95% occupied for the full calendar year. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such work or service to such tenant. Notwithstanding anything to the contrary set forth in this Article, when determining Operating Costs for the Base Year, the following items shall not be included, but shall be included in determining Operating Costs for each year following the Base Year: (a) increases due to extraordinary circumstances including, but not limited to, labor-related boycotts and strikes, utility rate increases, including, without limitation, increases due to utility conservation surcharges, or other surcharges, insurance premiums resulting from terrorism coverage, catastrophic events and/or the management of environmental risks, and (b) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs with respect to which the actual improvement, repair or replacement was made in prior years). “Operating Costs” shall not include any of the following, for purposes of calculating the portion of Operating Costs payable by Tenant: (1) leasing commissions in connection with leases at the Building, (2) the cost of construction of tenant improvements for a specific tenant of the Building in connection with such tenant’s occupancy of premises in the Building, if such improvements are not part of a program of improvements made to other premises or portions of the Building, (3) advertising, (4) depreciation deductions taken by Landlord for tax purposes, (5) payment of interest or principal on loans secured by the Project, (6) income taxes of Landlord, and (7) rent paid by Landlord under a ground lease for the Project.

5.5 Within one hundred twenty (120) days after December 31 of each calendar year, or as soon thereafter as practicable, the total of Operating Costs for said calendar year just completed shall be determined by Landlord. Landlord shall give Tenant notice of such determination, and Tenant within thirty (30) days thereafter shall pay to Landlord Tenant’s Proportionate Share of Operating Costs for such calendar year in excess of Tenant’s

Proportionate Share of the Base Year Operating Costs, less the payments made by Tenant to Landlord during such calendar year for Tenant’s Proportionate Share of Operating Costs in excess of Tenant’s Proportionate Share of the Base Year Operating Costs, or, if Tenant has overpaid such amount, Landlord shall credit any excess paid toward Tenant’s next rental payment due. During the first and last years of the Term, Tenant’s Proportionate Share of Operating Costs shall be adjusted in proportion to the number of days of that calendar year during which this Lease is in effect over the total days in that calendar year.

5.6 In the event Tenant disputes the actual amount due as Tenant’s Proportionate Share of Operating Costs and/or the actual amount due as Operating Costs, Tenant may give written notice to Landlord (the “Inspection Request Notice”) of Tenant’s desire to review a summary of accounts prepared by Landlord applicable to Landlord’s determination of Operating Costs (“Accounts Summary”). Such notice shall be given by Tenant no later than ninety (90) days after Tenant’s receipt of Landlord’s determination of Operating Costs for the previous calendar year. Provided that Tenant has given Landlord the Inspection Request Notice, Tenant may, at reasonable times, inspect the Accounts Summary at Landlord’s office or at such other office as may be designated by Landlord, provided, however, Tenant shall have the rights contained in this Section 5.6 only if (a) there is then no Event of Default (as defined in Article 24), and (b) for the year for which Tenant disputes the amount due as Tenant’s Proportionate Share of Operating Costs, both (i) the percentage increase thereof over the previous year exceeded the cost of living increase for that year by at least three percent (3%), and (ii) the dollar amount of the increase of Tenant’s Proportionate Share of Operating Costs for the disputed year over the previous year shall be at least $1,000.00. The applicable cost of living increase shall be determined by reference to the Consumer Price Index for All Urban Wage Earners and Clerical Workers, U.S. City Average (base year 1982 1984 = 100), published by the United States Department of Labor, Bureau of Labor Statistics, or if such index is no longer available, then a comparable index, as determined in Landlord’s reasonable discretion.

5.6.1 The review by Tenant of the Accounts Summary shall be commenced no later than ten (10) business days after the date of Landlord’s receipt of the Inspection Request Notice (subject to coordination of the timing with Landlord), and shall be completed no later than ten (10) business days after the beginning of such review. If, after such inspection, Tenant continues to dispute the amount due as Tenant’s Proportionate Share of Operating Costs, Tenant shall, within ten (10) business days after the end of such review, give written notice to Landlord (the “Dispute Notice”) of the particular costs or expenses included in Operating Costs that Tenant disputes, and the basis for Tenant’s dispute thereof. In the event that an error has been made in Landlord’s determination of Tenant’s Proportionate Share of Operating Costs, then the parties shall make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing, provided, that any reimbursements payable by Landlord to Tenant may, at Landlord’s option, instead be credited against the Base Rent next coming due under this Lease, unless the Term has expired, in which event Landlord shall refund (or, at Landlord’s election, credit against any other amounts then owing by Tenant) the appropriate amount to Tenant.

5.6.2 If Landlord informs Tenant that Landlord disputes any of the matters contained in the Dispute Notice, then, within fourteen (14) days after Tenant is informed of Landlord’s dispute of any of the matters contained in the Dispute Notice, Tenant shall hire a regionally recognized independent accounting firm (“CPA Firm”) acting on a non-contingency basis and with demonstrated experience in review of leasehold operating expenses to review the Accounts Summary. Such review of the Accounts Summary by the CPA Firm shall be completed not later than thirty (30) days after Landlord informs Tenant that Landlord disputes any of the matters contained in the Dispute Notice. The CPA Firm shall, within thirty (30) days after completing such review, produce a written report (the “CPA Firm Report”) describing its review and conclusions in detail, a copy of which shall be given to Landlord, but shall not be binding on Landlord. If, in Landlord’s sole discretion, Landlord agrees to be bound by the CPA Firm Report, and the CPA Firm Report accurately, and with appropriate supporting documentation, indicates that Landlord’s determination of Operating Costs overstated Operating Costs by at least five percent (5%), then provided that Tenant is not then in breach of this Lease, Landlord shall give Tenant a credit against future rental amounts for an amount equal to the reasonable cost of the CPA Firm Report. If Tenant does not give Landlord the Inspection Request Notice, the Dispute Notice or the CPA Firm Report within the respective required period, it shall be conclusively deemed that Tenant has approved Landlord’s determination of Operating Costs and Tenant’s Proportionate Share thereof.

5.6.3 Tenant agrees that neither Tenant nor any of Tenant’s employees, agents or representatives (including, without limitation, the CPA Firm) shall use or disclose to any person or entity other than Tenant, any information or documents obtained by Tenant or such other persons during inspection of Landlord’s accounting records, provided, however, this sentence shall not apply to, or bar or limit any legal action between Tenant and Landlord to enforce this Lease. Except as expressly provided in this paragraph, Tenant shall have no rights to inspect, copy, review, or audit the records of Landlord relating to Operating Costs, nor to dispute any portion of Operating Costs charged by Landlord to Tenant. Notwithstanding any claim or dispute regarding Operating Costs that may arise, in no event shall Tenant be entitled to deduct, offset or reduce any Rent otherwise payable by Tenant under this Lease. All reviews of, and reports concerning the Accounts Summary shall be at Tenant’s sole cost and expense, subject to the provisions of Section 5.6.2.

5.7 In addition to Tenant’s Proportionate Share of Operating Costs, Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord when such taxes are measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, and (b) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, including, without limitation, any sales tax on the Rent paid hereunder and any documentary stamp taxes. Notwithstanding anything to the contrary contained in this Lease, if it becomes unlawful for Tenant to reimburse Landlord for any taxes or other charges as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6.	INITIAL CONSTRUCTION; CONDITION OF PREMISES

6.1 Landlord shall not be obligated to construct or install any improvements or facilities of any kind. All improvements shall be the property of Landlord, subject to Section 7.4, and upon the expiration or earlier termination of this Lease, Tenant shall deliver the

Premises to Landlord in the condition required by Article 36. Tenant acknowledges that it is familiar with the condition of the Premises and it accepts the Premises in its “As-Is, Where-Is, With All Faults” condition without representation or warranty of any kind, including, without limitation, as to the condition of the Premises or its suitability for any intended use, and without any improvements by Landlord of any kind. So long as Tenant is not in default under this Lease, Tenant shall be entitled to a one-time improvement allowance (the “Special Allowance”) in the amount of up to $12,240.00 (i.e., $2.50 per rentable square foot of the Premises), as reimbursement for Tenant’s actual and reasonable costs incurred in connection with Tenant’s relocation from its existing premises to the Premises and minor Alterations (as hereinafter defined) to the Premises (any such Alterations, including, without limitation, cabling, shall be made by Tenant in accordance with the terms of this Lease, including, without limitation, Sections 7.2 – 7.7 of this Lease); provided, that, prior to Landlord making any payment of the Special Allowance, Tenant shall first deliver to Landlord (a) reasonable supporting documentation evidencing Tenant’s payment of such actual and reasonable costs, if any, and evidencing that any work for which payment is requested is complete and was performed in accordance with the terms of this Lease and was performed in accordance with Applicable Laws (including, without limitation, all permits, licenses, consents and approvals required under Applicable Laws), and (b) unconditional lien releases for all work performed; and provided, further, that, notwithstanding anything to the contrary contained herein, if any portion of the Special Allowance is not used by Tenant within six (6) months following the Commencement Date, such portion shall be deemed waived with no further obligation by Landlord with respect thereto. In no event shall Landlord be obligated to make disbursements pursuant to this Section in a total amount that exceeds the Special Allowance, and in no event shall Tenant be entitled to any excess, credit, deduction or offset against Rent for any unused portion of the Special Allowance. Tenant shall continue to be responsible for and shall continue to pay when due all costs related to such relocation and Alterations that are in addition to the Special Allowance. The right to the Special Allowance granted under this Section is personal to the Named Tenant only and shall not be applicable to any other tenant, assignee, subtenant or other transferee of or successor to any portion of Named Tenant’s interest under this Lease or to the Premises.

7.	REPAIRS & ALTERATIONS

7.1 Subject to reimbursement pursuant to Article 5, and subject to the provisions of Section 7.2 and Articles 8, 10 and 14, Landlord agrees to keep in good condition the foundations, exterior walls, structural portions of the Project, the roof, the elevators and the HVAC, mechanical, electrical and plumbing systems installed in the original construction of the Building (excluding, however, any plumbing in the Premises or any above Building-standard heating, air conditioning or lighting equipment in the Premises, which shall be Tenant’s sole responsibility), but Landlord shall not be liable or responsible for breakdowns or temporary interruptions in service where reasonable efforts are used to restore service, and provided that Landlord shall not be responsible for any repair or maintenance that is caused in whole or in part by the act or omission of Tenant or its agents, contractors, employees, or guests; in the event of such repair or maintenance caused by such act or omission, Tenant shall pay for such repair or maintenance upon demand from Landlord and agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all actions, adjudications, awards, causes of action, claims, costs, damages, demands, expenses (including, without limitation, attorneys’ fees and costs and court costs), fees, fines, forfeitures, injuries, judgments, liabilities, liens, losses, obligations, orders, penalties, proceedings, stop notices and suits (collectively, “Claims”) in any way arising or resulting from or in connection therewith. Landlord shall have a reasonable time after written notice from Tenant to perform necessary repairs or maintenance. Tenant hereby waives and releases any right to make repairs at Landlord’s expense which may be provided under Applicable Law.

7.2 Subject to the provisions of Section 7.1 and Articles 8 and 14, Tenant shall keep and maintain the Premises in first class condition and repair, and shall promptly make all necessary repairs thereto at Tenant’s sole cost and expense. Subject to the terms of this Lease, Tenant is responsible for all redecorating, remodeling, alteration and painting required by Tenant during the Term. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises under this Article 7 or otherwise, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record or Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, and Tenant shall, upon demand, immediately reimburse Landlord for all costs and expenses relating thereto incurred by Landlord.

7.3 Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. Landlord may condition its consent on, among other things, its receipt and review of complete plans and specifications for such Alterations, and the installation of additional risers, feeders and other appropriate equipment as well as utility meters. The installation, maintenance, repair and replacement, as well as all charges in connection with all such meters and equipment shall be at Tenant’s sole cost and expense.

7.4 Except to the extent Tenant requests and Landlord designates otherwise at the time Landlord approves such Alterations, all or any part of the Alterations, whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at Tenant’s sole expense before the expiration or earlier termination of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance or injury. If Landlord requires the removal of all or part of any Alterations, Tenant, at its expense, shall immediately repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove the Alterations upon Landlord’s request, then Landlord may (but shall not be obligated to) remove them and the cost of removal and repair of any damage, together with all other damages which Landlord may suffer by reason of the failure of Tenant to remove such Alterations, shall be paid by Tenant to Landlord upon demand. Tenant shall not be entitled to any compensation from Landlord for any Alterations removed by Landlord or at Landlord’s direction.

7.5 Tenant shall construct such Alterations and perform all repairs and maintenance under this Lease (all contractors to be approved in writing in advance by Landlord or, at Landlord’s option, designated by Landlord; without limiting the generality of the foregoing, Tenant specifically acknowledges and agrees that Landlord may require any contractors to be union members and may withhold approval of such contractors in the event the use of the same would, in Landlord’s reasonable judgment, violate the terms of any agreement between Landlord and any union providing work, labor or services at the Project or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project) in conformance with any and all Applicable Laws, including, without limitation, pursuant to a valid building permit issued by the applicable municipality, and in conformance with Landlord’s construction rules and regulations. Landlord’s consent to such Alterations or Landlord’s approval of the plans, specifications, and working drawings for such Alterations will create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency or compliance with any Applicable Laws (including, without limitation, the Americans With Disabilities Act of 1990, as may have been or may be amended, and the provisions of that Act applicable to the Project or any part of it) with respect to such Alterations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the Common Areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. Not less than fifteen (15) nor more than twenty (20) days prior to commencement of any Alterations, Tenant shall notify Landlord in writing of the work commencement date so that Landlord may post notices of nonresponsibility about the Premises. Upon completion of any Alterations, Tenant shall deliver to the Building management office a reproducible copy (in paper and/or electronic form, at Landlord’s election) of the “as built” drawings of the Alterations and shall file such drawings and record such notices at such times and in such manner as may be required by Landlord or under Applicable Law. Tenant shall not permit the use of any labor (including, without limitation, any contractors), material or equipment in the performance of any Alterations or of Tenant’s repairs or maintenance if such use would, in Landlord’s reasonable judgment, violate the terms of any agreement between Landlord and any union providing work, labor or services at the Project or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project. If any violation or disturbance occurs, Tenant, upon demand by Landlord, shall immediately cause all labor, materials and equipment causing such violation or disturbance to be removed from the Project. Tenant agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all Claims in any way arising or resulting from or in connection with any such violation and/or disturbance.

7.6 The charges for work performed by a contractor selected by Landlord shall be deemed Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord’s option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.

7.7 In the event that Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 9 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord a co-obligee.

8.	FIRE OR CASUALTY DAMAGE

8.1 If the Premises or any portion of the Project is damaged by fire or other cause (the “Occurrence”) without the negligence or willful act of Tenant or its partners, trustees, officers, directors, shareholders, members, beneficiaries, licensees, invitees, or any subtenants or subtenants’ agents, employees, contractors, or invitees, servants, guests, or independent contractors (collectively, “Tenant Persons”), Landlord shall diligently, and as soon as practicable after the Casualty Notification Date (as hereinafter defined), repair the damage; provided, however, that Landlord may elect not to rebuild or restore the Premises or any portion of the Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date on which Landlord has been notified of the full extent and nature of such damages (the “Casualty Notification Date”), such notice to include a lease termination date and a date for Tenant to vacate the Premises. Landlord may so elect to terminate this Lease only if the Project shall be damaged by fire or other cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred (200) days after the Occurrence; (ii) the Occurrence occurs during the last two (2) Lease Years (irrespective of any option to renew this Lease); (iii) the holder of any mortgage/deed of trust on the Building or ground lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire all or a portion of the mortgage/deed of trust debt, or shall terminate the ground lease, as the case may be; (iv) Landlord’s insurer has not agreed that the damage is fully covered, except for deductible amounts, by Landlord’s insurance policies; or (v) in Landlord’s sole discretion, twenty percent (20%) or more of the rentable floor area of the Project is unusable, unmarketable, damaged or destroyed. If Landlord terminates this Lease, the Base Rent and Tenant’s Proportionate Share of increases in Operating Costs (collectively, “Periodic Rent”) shall be apportioned and paid to the date of termination (subject to abatement as provided below). To the extent Landlord undertakes the repair or restoration of the Building, such repair or restoration by Landlord shall be to substantially the same condition of the base, shell, and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other Applicable Laws or by the holder of a mortgage/deed of trust on the Building, or the lessor of a ground or underlying lease with respect to the Project or portion thereof, or any other modifications to the Common Areas reasonably deemed desirable by Landlord, which are consistent with the character of the Project, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 9.1 of this Lease, and Landlord shall repair any injury or damage to the tenant improvements installed in the Premises and shall return such tenant improvements to their condition prior to the Occurrence; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.

8.2 If Landlord does not elect to terminate this Lease under the terms of Section 8.1, but the damage required to be repaired by Landlord is not repaired by the end of the 200 Day Period (as hereinafter defined), then either Landlord or Tenant (subject to the terms of this Section 8.2), within thirty (30) days after the end of the 200 Day Period (or such right to terminate shall expire), may terminate this Lease by written notice to the other party, in which event this Lease shall terminate as of the date of receipt of the notice, and the Periodic Rent shall be apportioned and paid to the date of termination (subject to abatement as provided below). The “200 Day Period” shall mean the period beginning on the Casualty Notification Date and ending two hundred (200) days from the Casualty Notification Date, provided that the end of the 200 Day Period shall be extended for delays caused by matters beyond Landlord’s control, including, without limitation, until Landlord has discovered the full extent and nature of such damage, as well as the means necessary to repair such damage, obtaining necessary permits, and the settlement by Landlord of all insurance and lender and ground lessor claims relating to such damage, or insurance proceeds relating thereto. Notwithstanding the preceding provisions of this Section 8.2, if (a) Landlord has not elected to terminate this Lease pursuant to the terms of Section 8.1, and (b) Landlord is proceeding to complete the repairs, then neither party shall have the right to terminate this Lease if, before the end of the 200 Day Period, Landlord, at Landlord’s sole option, gives written notice to Tenant that the repairs will be completed within thirty (30) days after the end of the 200 Day Period (the “Extension Period”), and the repairs are actually completed within the Extension Period. If the repairs are not completed within the Extension Period, then either party may terminate this Lease by written notice to the other party. Such notice of termination shall be given within thirty (30) days after the end of the Extension Period (or such right to terminate shall expire), and shall be effective upon receipt thereof by the other party to this Lease. Notwithstanding the provisions of this Section 8.2, Tenant shall have the right to terminate this Lease under this Section 8.2 only if each of the following conditions are satisfied: (i) the damage to the Project by fire or other casualty was not caused by the negligence or intentional act of Tenant Persons; (ii) there is then no default by Tenant; (iii) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and (iv) as a result of the damage to the Project, Tenant cannot occupy or use the Premises at all.

8.3 Subject to the last sentence of this Section 8.3, during the period that the damaged portion of the Premises is rendered untenantable by the damage, Periodic Rent shall be reduced by the ratio that the rentable square footage of the Premises thereby rendered untenantable bears to the total rentable square footage of the Premises, provided that (i) Tenant does not occupy or use such untenantable portion of the Premises during such rent abatement period, and (ii) Tenant shall, as soon as reasonably practicable after the event purportedly giving rise to rent abatement, give written notice to Landlord of Tenant’s claim for rent abatement and the basis therefor, including the date when Tenant vacated the Premises or portion thereof as a result of the Occurrence. Notwithstanding the preceding sentence, if the damage was the consequence of the fault or negligence of any of the Tenant Persons, then the Periodic Rent shall be abated only to the extent Landlord actually receives rental or business interruption proceeds allocated to the Periodic Rent for the Premises. If the rent abatement period expressly provided in this Section 8.3 is for a period of less than five (5) days, then Periodic Rent for such five (5) days shall be abated only to the extent that Landlord actually receives rental or business interruption proceeds allocable to such Periodic Rent to be abated.

8.4 Subject to Section 8.5, all injury or damage to the Premises or the Building resulting from the negligence or intentional acts of any Tenant Persons shall be repaired at the sole cost of Tenant, payable on demand by Landlord, or at Landlord’s option, Landlord may require Tenant to perform such repairs or portion thereof and Periodic Rent shall not abate. If Landlord shall so elect, Landlord shall have the right to make repairs to the standard tenant improvements, not including any tenant extras, Alterations, or personal property, and any expense incurred by Landlord, together with interest thereon at the rate of ten percent (10%) per year, shall be paid by Tenant upon demand.

8.5 Notwithstanding any other provisions of this Lease, and provided that any applicable insurance coverage is not thereby invalidated, limited, or made more expensive, Tenant shall be relieved from the obligation to repair or pay for physical injury or damage to the Project resulting from the negligence, gross negligence or intentional act of any of Tenant Persons only to the extent that Landlord actually receives insurance proceeds for complete payment in full for such repairs from Tenant’s or Landlord’s insurance.

8.6 Notwithstanding the preceding provisions in this Article 8 concerning abatement of Periodic Rent, Tenant shall not be relieved from its obligation to pay Tenant’s Proportionate Share of the insurance deductibles under insurance policies carried by Landlord.

8.7 The provisions of this Lease, including, without limitation, this Article 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, or any other portion of the Project, and any Applicable Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, or any other portion of the Project.

9.	INSURANCE

9.1 Tenant shall during the entire Term maintain the following insurance coverage:

9.1.1 Commercial General Liability Insurance for personal injury and property damage claims arising out of Tenant’s occupation or use of the Premises and from its business operations, and including liability arising under any indemnity set forth in this Lease in amounts of not less than $1 million for each occurrence and $2 million for all occurrences each year.

9.1.2 Property damage insurance covering all Tenant’s furniture, trade fixtures, office equipment, merchandise and other property in the Premises and all original and later-installed tenant improvements in the Premises. This insurance shall be an “all risk”

policy covering the full replacement cost of the items covered and including vandalism, malicious mischief and sprinkler leakage coverages.

9.1.3 All required workers’ compensation or other similar insurance pursuant to all Applicable Laws.

9.1.4 Loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, the Building or Project as a result of such perils.

9.2 All insurance provided by Tenant under this Lease shall be coordinated with any preceding, concurrent or subsequent, occurrence or claims made insurance, in such a manner as to avoid any gap in coverage against claims arising out of occurrences, conduct or events which take place during the period beginning on the Lease Date and ending on termination of this Lease.

9.3 Landlord makes no representation that the insurance coverage required of Tenant provides adequate coverage for Tenant’s needs or for its obligations under this Lease. Tenant shall not do or permit to be done anything that shall cause the cancellation of, invalidate, increase the rate of, or otherwise adversely affect, the insurance policies referred to in this Article 9.

9.4 Landlord shall not be deemed to have waived or reduced any of the insurance coverage requirements for Tenant except by an express written agreement to that effect. The receipt by Landlord or its contractors or agents of insurance policies, certificates, letters, or other correspondence, documents or information which do not conform to the insurance requirements of this Lease, or the failure of Landlord to receive policies, certificates, or other documentation required by this Article 9, shall not be deemed to be Landlord’s consent to a waiver or reduction of any such requirements, despite any failure by Landlord to object to same at the time of receipt (or lack of receipt), or thereafter. Any reduction, modification, or waiver of any of Tenant’s insurance requirements under this Lease may be made only by a written document executed by Landlord and Tenant that expressly amends the pertinent described portions of this Lease.

9.5 Landlord shall have the right and option, but not the obligation, to maintain any or all of the insurance which is required in Section 9.1 to be provided by Tenant if Tenant fails to maintain the insurance required of Tenant in this Article 9. All costs of Tenant’s insurance provided by Landlord shall be obtained at Tenant’s expense.

9.6 The minimum insurance requirements set forth in this Lease shall not limit the liability of Tenant under this Lease. Landlord, and any parties specified by Landlord, shall be named as additional insureds under Tenant’s insurance. All insurance companies providing insurance pursuant to this Article shall be rated at least A VIII in Best’s Key Rating Guide and shall be otherwise reasonably acceptable to Landlord and licensed and qualified to do business in the state in which the Premises is located. Insurance provided by Tenant shall be primary as to all covered claims and any insurance carried by Landlord is excess and is non-

contributing. Each Tenant’s insurance policy must not be cancelable except upon ten (10) days prior written notice to Landlord and any specified mortgagee/deed of trust beneficiary of Landlord, and, if any such insurance policy is to be modified, Tenant shall provide ten (10) days prior written notice of such modification to Landlord and any specified mortgagee/deed of trust beneficiary of Landlord. The insurance must also contain a severability of interest clause acceptable to Landlord. Copies of policies or original certificates of insurance with respect to each policy shall be delivered to Landlord prior to the Commencement Date, and thereafter, at least five (5) days before the expiration of each existing policy. Any insurance required hereunder of Tenant may be provided with blanket insurance policy(ies) insuring Tenant at locations in addition to the Premises, so long as such blanket policy(ies) expressly affords the coverage required of Tenant under this Lease. Tenant shall take all necessary steps, including, without limitation, by way of endorsements, so as to prevent the actual effective aggregate coverage of such blanket policy(ies) from ever being eroded at any time by claims, or reserves therefor established by the insurer, so that the minimum coverage afforded to Landlord required by this Lease shall at all times remain in effect.

9.7 Landlord has the right at any time, but not the obligation, to reasonably change, cancel, decrease or increase any insurance required or specified under this Lease. Landlord at its option may obtain any of the required insurance directly or through umbrella policies covering the Building and other assets owned by Landlord.

9.8 Landlord and Tenant agree to request that their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord or Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is actually insured under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

9.9 Tenant shall not conduct or permit to be conducted by its employees, agents, guests or invitees any activity, or place any equipment in or about the Premises or the Project that will in any way increase the cost of fire insurance or other Landlord insurance on the Project. If any increase in the cost of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau, if any, to be due to any activity or equipment of Tenant in or about the Premises or the Project, such statement shall be conclusive evidence that the increase in such cost is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and any such sum shall be considered additional Rent payable hereunder. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Project.

10.	WAIVER AND INDEMNIFICATION

To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, members, beneficiaries, agents, servants,

employees, and independent contractors (collectively, “Landlord Persons”) shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant except for damage arising solely from the gross negligence or intentional misconduct of Landlord Persons. Tenant agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all Claims, except those caused solely by Landlord’s gross negligence or willful misconduct, in any way arising or resulting from or in connection with (a) any accident, injury, death, loss or damage to any person or to any property including, without limitation, the person and property of Tenant and its employees, agents, officers, guests, and all other persons at any time in the Building or the Premises or the Common Areas, (b) the occupancy or use of the Premises by Tenant, (c) any act or omission or negligence of Tenant or any agent, licensee, or invitee of Tenant, or its contractors, employees, or any subtenant or subtenant’s agents, employees, contractors, or invitees, or (d) any breach of any of the terms of this Lease by Tenant. The indemnification obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

11.	USE OF PREMISES

11.1 The Premises are leased to Tenant for the sole purpose set forth in Section 1.10 and Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant shall not allow occupancy density of use of the Premises that is greater than the average density of the other tenants of the Building. No rights to any view or to light or air over any property, whether belonging to Landlord or to any other person or entity, are granted to Tenant by this Lease. Tenant further covenants and agrees that it shall not use, or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations attached hereto and incorporated herein as Exhibit D, or in violation of any applicable laws, ordinances, rules, statutes, constitutions, regulations, court orders, treaties, codes or common law decisions now or hereafter in force and effect (collectively, “Applicable Laws”). Landlord shall not be responsible to Tenant for the nonperformance of any of such rules and regulations by or otherwise with respect to the acts or omissions of any other tenants, guests or occupants of the Building.

11.2 Tenant shall comply with all recorded covenants, conditions, and restrictions and the requirements of all other recorded documentation now or hereafter affecting the real property underlying the Project. Tenant shall, at its expense, obtain any governmental permits and approvals required for Tenant’s intended use of the Premises. The obtaining of any such permits and approvals is not a condition to any of Tenant’s obligations under this Lease. Tenant acknowledges that except as expressly stated in this Lease, neither Landlord nor Landlord’s agent has made any representation or warranty, whether express or implied, as to the Premises, including, without limitation, the suitability of the Premises for the conduct of Tenant’s business. Except as otherwise expressly provided in this Lease, Tenant accepts the Premises in their AS-IS condition as of the date of mutual execution of this Lease, with all faults and defects. Tenant has been advised by Landlord to conduct its own investigation of the suitability of the Premises for Tenant’s intended use, including, without limitation, a careful inspection of the Premises, a review of all Applicable Laws, and inquiries of all applicable government agencies before executing this Lease.

12.	SIGNS

Landlord retains absolute control over the exterior appearance of the Building and Project and the exterior appearance of the Premises as viewed from the public halls and public areas. Tenant will not install, or permit to be installed, any drapes, furnishings, signs, lettering, designs, advertising or any other items that will in any way alter the exterior appearance of the Building or the exterior appearance of the Premises as viewed from the public halls and public areas. Any such drapes, furnishings, signs, lettering, designs, advertising and any other such items contemplated to be installed by Tenant shall be considered an Alteration (as defined in Section 7.3) and shall be subject to the provisions of Article 7.

13.	ASSIGNMENT AND SUBLETTING

13.1 Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) (collectively, a “Transfer”) the Premises, or any part thereof, nor shall any Transfer of this Lease or the right of occupancy be effected by operation of law or otherwise, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed; provided, however, that Tenant shall request such consent at least sixty (60) days prior to the proposed commencement date of the Transfer; and provided, further, that the parties hereby agree that it shall be deemed to be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where, without limitation as to other reasonable grounds for withholding consent: (i) the transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building; (ii) the transferee is either a governmental agency or instrumentality thereof; (iii) the transferee is not a party of financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested; (iv) the Transfer may result in an increase in the use of the utilities, services or Common Areas of the Project; (v) the transferee is an existing tenant of the Building or is currently negotiating with Landlord for space in the Building; (vi) the proposed Transfer would cause a violation of another lease or occupancy agreement for space in the Building, or would give an occupant of the Building a right to cancel its lease or occupancy agreement; (vii) the Transfer would occur at a time when Landlord has similarly-sized space available in the Building and the rent charged by Tenant to the transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent that would be quoted by Landlord at the time of such Transfer for such similarly-sized space for a comparable term, calculated using a present value analysis; or (viii) Tenant is in default of this Lease. For purposes of the foregoing prohibitions, if Tenant is an entity, a transfer at any one time or from time to time of twenty percent (20%) or more of an interest in Tenant (whether stock, membership interest, partnership interest, assets or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Lease Date shall be deemed to be a Transfer of this Lease. Notwithstanding the foregoing, however, if Tenant is an entity, neither an assignment of the Premises to a transferee that is the resulting entity of a merger or consolidation of Tenant with another entity, nor an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity that is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer, provided that (1) Tenant notifies Landlord in writing at least thirty (30) days in advance of any such assignment or sublease, and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or transferee, (2) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (3) Tenant shall remain primarily liable for the payment of Rent due and the performance of all other obligations of Tenant under this Lease, and (4) the resulting entity has a tangible net worth at least as great, and engages in substantially the same business, as Tenant as of the Lease Date. In no event shall Tenant be deemed to have been released under this Lease in the event of such an assignment or sublease and Tenant shall remain primarily liable hereunder. Notwithstanding any provision of this Lease, or any Applicable Law to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, then Tenant’s sole and exclusive remedy for such breach by Landlord shall be limited to termination of this Lease as of the date of such court determination, and Tenant hereby expressly waives the right to recover any monetary damages of whatever kind for such breach. If Landlord consents to the proposed Transfer, (a) the Named Tenant, subsequent transferees, and all guarantors shall remain liable under this Lease, and Tenant shall obtain the prior written consent of any guarantor to such Transfer in a form acceptable to Landlord; and (b) each of the transferees shall agree in a writing acceptable to Landlord to assume and be bound by all of the terms and conditions of this Lease. Any Transfer without Landlord’s written consent shall be voidable by Landlord and, at Landlord’s election, constitute an Event of Default. Neither the consent by Landlord to any Transfer nor the collection or acceptance by Landlord of Rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the Named Tenant or any guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further Transfer. Tenant hereby assigns to Landlord the Rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such Rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such Rent and other sums.

Whether or not Landlord consents to a Transfer under this Section 13.1, Tenant shall promptly pay Landlord’s processing costs and attorneys’ fees incurred in connection with any request for such consent, along with a $1,000 administrative review and processing fee. If, for any proposed Transfer, Tenant contracts to receive total Rent or other consideration exceeding the total Rent called for hereunder (prorated by the ratio that the assignment or sublease term and square footage bears to the term and square footage of this Lease) after deduction (amortized over the term of the assignment or sublease) of Tenant’s actual, customary and reasonable costs, if any, for tenant improvements, Tenant will pay the excess to Landlord as additional Rent promptly upon receipt.

13.2 In the event of a proposed assignment or subletting, Landlord shall also have the right, by notice to Tenant, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term (collectively, “Recapture the Lease”). Notwithstanding the previous sentence, if, before entering into a proposed assignment or sublease, Tenant gives written notice to Landlord of Tenant’s intention to sublease or assign, and Landlord does not, within fifteen (15) business days after Landlord’s actual receipt of such written notice and all information requested by Landlord relating to such proposed assignment or subletting, inform Tenant that

Landlord intends to Recapture the Lease, then Landlord may not Recapture the Lease by reason of such proposed assignment or subletting, provided that: (i) if Landlord consents to the proposed assignment or subletting, Tenant shall complete such assignment or sublease within one hundred twenty (120) days after the end of such fifteen (15) business day period, and (ii) nothing contained in this Section 13.2 shall be deemed to waive any of Landlord’s rights to approve or disapprove a Transfer as provided in Section 13.1 of this Lease.

14.	EMINENT DOMAIN

In the event any portion of the Premises is taken from Tenant under eminent domain proceedings, Tenant shall have no right, title or interest in any award made for such taking, except for any separate award for fixtures and improvements installed by Tenant and which have not become the property of Landlord. If ten percent (10%) or more of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant hereby expressly waives any rights that Tenant may have to any greater award under Applicable Law.

15.	WAIVER AND SEVERABILITY

15.1 The consent of Landlord in any instance to any variation of the terms of this Lease, or the receipt of Rent with knowledge of any breach, shall not be deemed to be a waiver as to any breach of any Lease covenant or condition, nor shall any waiver occur to any provision of this Lease except in writing, executed by Landlord or Landlord’s authorized agent. The waiver or relinquishment by Landlord of any right or power contained in this Lease at any one time or times shall not be considered a waiver or relinquishment of any right or power at any other time or times. If Tenant tenders payment to Landlord of an amount which is less than the Rent then due to Landlord, at Landlord’s option, Landlord may reject such tender, and such tender shall be void and of no effect, or Landlord may accept such tender, without prejudice to Landlord’s right to demand the balance due. This Lease constitutes the entire agreement of the parties and supersedes any and all prior or contemporaneous written or oral negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. No supplement, modification or amendment to this Lease shall be binding unless executed in writing by both parties.

15.2 If any term or condition of this Lease or any application shall be invalid or unenforceable, then the remaining terms and conditions of this Lease shall not be affected.

16.	USE OF COMMON AREAS

As used in this Lease, “Common Areas” shall mean all areas designated from time-to-time by Landlord within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or any other tenant. Common Areas include without limitation parking areas and garages, driveways, sidewalks, loading areas, lobbies, stairways, elevators, access road, corridors, landscaped and planted areas. Use of the Common Areas may be restricted by Landlord from time to time for purposes of repairs or renovations.

17.	SERVICES

17.1 Landlord shall furnish to the Premises throughout the Term, except for legal holidays, observed by the federal government, (i) electricity, heating and air conditioning appropriate for Tenant’s use during the hours specified in Section 1.14, (ii) reasonable janitorial service (which, at Landlord’s election, may be during daylight hours), (iii) regular trash removal from the Premises (which, at Landlord’s election, may be during daylight hours), (iv) hot and cold water from points of supply, (v) restrooms as required by applicable code, and (vi) unless the Premises is on a ground floor, elevator service; provided, that Landlord shall have the right to remove such elevators from service as may be required for moving freight or for servicing or maintaining the elevators or the Building. (Notwithstanding the preceding, water, electricity and, unless the Premises is on a ground floor, elevator service shall be available at all times, with adjustments as deemed appropriate by Landlord.) The cost of all services provided by Landlord shall be included within Operating Costs, unless charged directly (and not as a part of Operating Costs) to Tenant or another tenant of the Building. Landlord agrees to furnish landscaping and grounds maintenance for the areas used in common by the tenants of the Building. Services shall be furnished by Landlord and reimbursed by Tenant as part of Operating Costs; however, Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease.

17.2 If Tenant requires or requests that the services to be furnished by Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 1.14, then Tenant shall obtain Landlord’s consent and, if consent is granted, shall pay upon demand the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply or meter such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of utility service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide after-hours service.

17.3 All telephone, electricity, gas, heat, air conditioning, ventilation and other utilities and services furnished to the Premises shall be paid for by Tenant, except to the extent the cost is included within Operating Costs. Landlord reserves the right to separately meter or monitor the utilities or services provided to the Premises. The cost of any meter shall be borne by Tenant if, in Landlord’s judgment, Tenant may be using a disproportionate share of one or more utilities or services.

18.	ENTRY OF LANDLORD

Landlord reserves the right to enter upon the Premises at all reasonable times and reserves the right, during the last twelve (12) months of the Term, to show the Premises at reasonable times to prospective tenants and to affix for lease/rent signs to the Building or the Premises at Landlord’s discretion. Landlord may, without prior notice to Tenant, enter the Premises at any time for purposes of repair or maintenance of the Premises or any portion of the Project, or for the health, safety or protection of any person or property. If deemed appropriate by Landlord for the health, safety or protection of person or property, Tenant shall, upon notice from Landlord, vacate the Premises as Landlord directs.

19.	SUBSTITUTED PREMISES

Landlord reserves the right on thirty (30) days written notice to Tenant to substitute other premises within the Building for the Premises for all uses and purposes as though originally leased to Tenant by this Lease. The substituted premises shall contain at least the same (any de minimus amount less shall be deemed the same) square footage as the original Premises without increase of Rent. Provided that Tenant is not then in, and has not previously committed, an Event of Default with respect to any monetary obligation under this Lease, Landlord shall pay the reasonable moving expenses of Tenant incidental to the substitution of the Premises.

20.	SUBORDINATION AND ATTORNMENT

This Lease is subject and subordinate to all ground or underlying leases and to any mortgage(s)/deed(s) of trust that may now or hereafter affect those leases or the land and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; provided, that Tenant shall execute promptly any instrument that Landlord or any mortgagee/deed of trust beneficiary may request confirming subordination. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney in fact to execute any such instrument on behalf of Tenant. Before any foreclosure sale under a mortgage/deed of trust, the mortgagee/deed of trust beneficiary shall have the right to subordinate the mortgage/deed of trust to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord’s interest under this Lease. Tenant shall, upon the request of a mortgagee/deed of trust beneficiary or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any mortgage/deed of trust to this Lease or Tenant’s attornment to the purchaser.

21.	ESTOPPEL CERTIFICATES

Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent is paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured Landlord defaults, or specifying such defaults if any are claimed, and (iii) including any other information, certification or acknowledgement as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver this statement within such time shall be conclusive upon Tenant (a) that this Lease is in full force, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord’s performance, and (c) that not more than one month’s Base Rent has been paid in advance. If Landlord desires to finance, refinance or sell the Project, or any part thereof, Tenant agrees to promptly deliver to any lender or purchaser designated by Landlord such financial statements or other information concerning Tenant as may be reasonably required by that lender or purchaser, including, without limitation, the past three (3) years’ financial statements. All such financial statements shall be received by Landlord in confidence and shall be used only for the specified purposes.

22.	BUILDING RULES AND REGULATIONS

Tenant agrees to abide by all rules and regulations of the Building imposed by Landlord. These rules and regulations, presented as Exhibit D attached hereto, are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Building, and as may be reasonably necessary for the proper enjoyment of the Building by all tenants and their clients, customers and employees. The rules and regulations may be changed from time to time by Landlord on reasonable notice to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules and regulations by or otherwise with respect to the acts or omissions of any other tenant or occupants of the Project.

23.	NOTICES

All notices or other communications between the parties shall be in writing and shall be deemed duly given, if delivered in person, or upon the earlier of (a) receipt, if mailed by certified or registered mail or nationally recognized overnight mail carrier such as FedEx, or (b) (i) three (3) days after certified or registered mailing, return receipt requested, postage prepaid, or (ii) one (1) business day after mailed by nationally recognized overnight mail carrier such as FedEx, in any such case addressed and sent to the parties at their addresses set forth in Sections 1.15 and 1.16. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

24.	EVENTS OF DEFAULT

Each of the following shall constitute an “Event of Default”: (i) Tenant fails to pay Rent when due, (ii) Tenant fails to observe or perform any other Lease term, condition, obligation or covenant binding upon, or required of Tenant, within ten (10) days after notice from Landlord, (iii) Tenant abandons the Premises, (iv) Tenant or any guarantor of this Lease makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant’s or guarantor’s assets is appointed, (v) Tenant or any guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or any guarantor, and is not discharged by Tenant or the guarantor within sixty (60) days, (vi) any guarantor repudiates or breaches its guaranty in any way, (vii) there is a Transfer (as defined in Article 13) of the Premises or this Lease by Tenant, without the prior written consent of Landlord as required by Article 13, or Tenant fails to deliver any of the statements or other information required under Section 21 above within the time periods provided therefor, or (viii) Tenant fails to occupy the Premises within ten (10) business days after the Commencement Date.

25.	LANDLORD’S REMEDIES

25.1 Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

25.1.1 Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall at once surrender possession of the Premises to Landlord on the date specified in such notice and remove all of Tenant’s effects therefrom. Thereafter, Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort. Landlord may also, at its sole option, recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, a sum which, at the date of such termination represents the present value, discounted at a rate equal to the discount rate of the Federal Reserve Bank of Kansas City plus one percent (1%) (the “Discount Factor”), of the excess, if any, of the Rent that would have been payable hereunder by Tenant for the period commencing with the day following the date of termination and ending with the date hereinabove set forth for the expiration of the full Term hereby granted, over the aggregate reasonable rental value of the Premises for the same period, all of which present value of such excess sum shall be deemed immediately due and payable. In determining the aggregate reasonable rental value of the Premises for the remainder of the Term, the parties hereto agree that all relevant factors shall be considered as of the time Landlord seeks to enforce such remedy, including, but not limited to: (a) the length of time remaining on the Term; (b) the then-current market conditions in the general area in which the Premises are located; (c) the likelihood of reletting the Premises for a period of time equal to the remainder of the Term; (d) the net effective rental rates (taking into account all concessions) then being obtained for space of similar type and size in similar type Class A buildings in the Denver Tech Center area within Southeast Metropolitan Denver; (e) the vacancy levels in comparable quality Class A buildings in the Denver Tech Center area within Southeast Metropolitan Denver; (f) the anticipated duration of the period the Premises will remain unoccupied prior to reletting; (g) the anticipated cost of reletting; and (h) the current levels of new construction that will be completed during the remainder of the Term and the degree to which such new construction will likely affect vacancy rates and rental rates in comparable quality Class A buildings in the Denver Tech Center area within Southeast Metropolitan Denver. Such payment shall be and constitute Landlord’s liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult to determine the actual liquidated damages Landlord would suffer from Tenant’s Event of Default and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable.

25.1.2 Landlord may declare all Rent becoming due under this Lease for the entire remaining period of the Term, together with all other amounts of Rent previously due, at once and immediately due and payable in full, which total amount shall be discounted to the present value, discounted at the Discount Factor; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute a payment of Rent in advance for the remainder of the Term. Upon making such payment, Tenant shall be entitled to remain in the Premises until the end of the Term.

25.1.3 Landlord may, without terminating this Lease, in Landlord’s own name but as agent for Tenant, enter into and upon and take possession of the Premises or any part thereof, and at Landlord’s option, remove any persons and properties therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. Landlord may thereafter rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, and by private negotiations and for any term and upon any other terms and conditions as Landlord may be deem necessary or desirable, and Landlord shall in no way be responsible or liable to Tenant for any rental concessions or any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than Rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees, attorneys’ fees and costs, costs of alterations and repairs and advertising costs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application and payment of future Rent as the same may become due and payable under the terms of this Lease. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If any such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay Landlord the entire amount of Rent and other sums then due from Tenant hereunder, Tenant shall pay the total amount of any such deficiency to Landlord, which deficiency shall, at Landlord’s option, be calculated and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous Event of Default provided the same has not been cured.

25.1.4 Landlord may allow the Premises to remain unoccupied and collect Rent from Tenant as it becomes due and Tenant waives any right or defense Tenant may have under Applicable Law with respect to Landlord’s failure to mitigate its losses by attempting to relet the Premises.

25.1.5 Landlord may, without liability to Tenant or any other party, and without constituting a constructive or actual eviction, suspend or discontinue the furnishing or rendering to Tenant of any property, material, labor, utilities or other services Landlord would otherwise be obligated to provide hereunder, so long as Tenant is in default under this Lease.

25.1.6 Landlord may pursue such other remedies as are available at law or in equity, including, without limitation, an action for specific performance requiring Tenant to perform Tenant’s obligations under this Lease, and may recover from Tenant any other amounts that may be necessary to compensate Landlord for any other damages proximately caused by Tenant’s failure to perform its obligations under this Lease or that would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord, together with any other amounts or awards as may be otherwise permitted from time to time under Applicable Law.

25.2 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 25, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

25.3 If Tenant fails to pay any Rent within five (5) days after the Rent becomes due and payable, Tenant shall pay to Landlord a late charge of ten percent (10%) of the amount of overdue Rent. In addition, any late Rent payment shall bear interest from the date that Rent became due and payable to the date of payment by Tenant at the interest rate of fifteen percent (15%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by Applicable Law. Late charges and interest shall be due and payable within two (2) days after written demand therefor from Landlord.

25.4 In addition to all other remedies of Landlord, any agreement by Landlord for the giving or paying by Landlord to or for Tenant, of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, any rent credits or tenant improvement construction allowances provided to Tenant, or any and all direct and indirect costs incurred by Landlord arising out of the design or construction of any tenant improvements for the Premises (or allowances therefor) in connection with this Lease, all of which concessions are hereinafter collectively referred to as “Landlord Concessions,” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the term of this Lease. Upon the occurrence of an Event of Default, all such Landlord Concessions shall automatically be deemed void and of no further force or effect, and the unamortized portion of any Landlord Concession theretofore abated, given, provided, paid or incurred by Landlord shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord as additional Rent due under this Lease, notwithstanding any subsequent cure by Tenant of said Event of Default. The acceptance by Landlord of Rent or other charges or consideration, or the cure of the Event of Default which initiated the operation of this Section 25.4 shall not be deemed a waiver by Landlord of the provisions of this Section unless specifically so stated in writing by Landlord at the time of such acceptance.

25.5 If Landlord exercises any of the remedies set forth in subsection 25.1 above, in addition to all other costs and expenses Landlord shall be entitled to recover under this

Lease, Landlord shall also be entitled to recover: (i) the cost of performing any other covenants that would have otherwise been performed by Tenant; (ii) all costs incurred in reletting the Premises, including, but not limited to, brokerage commissions, expenses of remodeling or renovating the Premises or any part thereof for a new tenant, advertising costs and attorneys’ fees; (iii) all sums expended by Landlord, and not previously reimbursed to Landlord by Tenant, in connection with improving or repairing the Premises to Tenant’s specifications; and (iv) all costs and expenses incurred by Landlord in connection with the exercise of Landlord’s remedies for an Event of Default, including attorneys’ fees and costs.

25.6 In the event that Landlord elects to terminate this Lease, or to terminate Tenant’s right of possession of the Premises without terminating this Lease, as provided for hereinabove, or this Lease is terminated by authority of law, Landlord shall be entitled, but not required, to store in a commercially reasonable manner any personal property of Tenant or any transferee(s) that remain(s) in the Premises after the termination of this Lease and the removal of Tenant or such transferee(s) from the Premises. Landlord shall have a lien on such property, which may be discharged by Tenant upon payment of arrearage due under this Lease, plus payment of Landlord’s storage and administrative costs. At the end of the sixty (60) day period following termination of this Lease, or termination of Tenant’s right of possession, such property shall be conclusively deemed to have been abandoned by Tenant and Landlord may dispose of such property in such manner as it deems appropriate in its sole discretion. The foregoing provisions of this Section shall be without prejudice to any election by Landlord that Tenant’s failure to remove its property constitutes a holding over by Tenant.

26.	RIGHT OF LANDLORD TO CURE TENANT’S DEFAULT

If an Event of Default occurs, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the expense, together with interest, at the interest rate set forth in Section 25.3, to Tenant. Payment for the cure shall be due and payable by Tenant upon demand; however, the making of any payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

27.	COMPLIANCE WITH APPLICABLE LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any Applicable Law. At its sole cost and expense, Tenant shall promptly comply with all Applicable Law; provided, that Tenant shall not be required to make changes to the Building structure or systems unless required because of Tenant’s specific use or improvement. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

28.	BENEFIT

Subject to the provisions of Article 13 hereof, the rights, duties and liabilities created hereunder shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

29.	PROHIBITION AGAINST RECORDING

Except as provided in this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under, or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

30.	TRANSFER OF LANDLORD’S INTEREST

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder from and after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage/deed of trust lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

31.	FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, “Force Majeure”), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and Tenant’s obligations under Articles 10, 11 and 27 of this Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay, or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

32.	LANDLORD’S LIMITATION OF LIABILITY

It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any Applicable Law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the equity interest of Landlord in and to the Project, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Under no circumstances shall Landlord be liable for consequential damages, including, without limitation, injury to Tenant’s business or for any loss of income or profit therefrom.

33.	LANDLORD’S EXCULPATION; CB RICHARD ELLIS AS SIGNATORY

This Lease is being executed by CB Richard Ellis Investors, LLC, a Delaware limited liability company (“CB Richard Ellis”), as investment manager for California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California (“CALSTRS”), the sole member of Landlord. No present or future officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord or CALSTRS shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent under or in connection with this Lease or any other document or instrument heretofore or hereafter executed in connection with this Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Article 33 are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by Applicable Law or in any other contract, agreement or instrument. Tenant further acknowledges that CB Richard Ellis has entered into this Lease as investment manager to CALSTRS, the sole member of Landlord, and Tenant agrees that all persons dealing with CB Richard Ellis must look solely to Landlord for the enforcement of any Claims arising under this Lease (subject to the limitations upon Landlord’s liability set forth above), as neither CB Richard Ellis nor any of its affiliated entities (including, but not limited to, CB Richard Ellis, Inc. and CB Richard Ellis Services, Inc.) nor any of their respective officers, directors, agents, managers, trustees, employees, members, investment managers, partners or shareholders assume any personal, corporate, partnership, limited liability company, or other liability for any of the obligations entered into by CB Richard Ellis as investment manager for CALSTRS, the sole member of Landlord.

34.	BUILDING RENOVATIONS

Tenant hereby acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, maintain, repair or modify (collectively, the “Renovations”) the Project and/or the Premises, which Renovations may include, without limitation, (i) installing sprinklers in the Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with Applicable Laws, including, without limitation, regulations relating to the physically disabled, and (iii) installing new carpeting, lighting, and wall coverings in the Common Areas. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable, to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

35.	ATTORNEYS’ FEES

If either party commences litigation against the other for the specific performance of this Lease, for damages for breach hereof or otherwise for enforcement of any remedy or interpretation hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, as well as reasonable attorneys’ fees and costs incurred in enforcing any judgment against the non-prevailing party.

36.	SURRENDER OF THE PREMISES

Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant’s personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its agents, and subject to Section 7.4. Notwithstanding anything to the contrary contained herein, on or before the Expiration Date or any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense and in compliance with the National Electric Code and other Applicable Laws, remove all electronic, fiber, computer, phone, data and other cabling and wiring and related equipment that has been installed in or around the Premises by or for the primary benefit of Tenant or any transferee or successor (collectively, the “Cabling”); provided, however, Tenant shall not remove the Cabling if Tenant receives a written notice from Landlord prior to the expiration or earlier termination of this Lease authorizing all or any portion of the Cabling to remain in place, in which event the Cabling or portion thereof authorized by Landlord to remain at the Premises shall be labeled by Tenant in accordance with the National Electric Code and other Applicable Law and surrendered with the Premises upon expiration or earlier termination of this Lease. Subject to Section 7.4, any of Tenant’s personal property left on or in the Premises, the Building or the Common Areas after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned without any further notice whatsoever to Tenant by Landlord, and, at Landlord’s option, Landlord may dispose of said property in any manner it deems appropriate, without compensation to Tenant, and title to said property shall pass to Landlord under this Lease. Landlord reserves the right to charge Tenant for the removal, storage and disposition of any of Tenant’s personal property left within any portion of the Project.

37.	HOLDING OVER

In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and conditions of this Lease; provided, that the monthly Base Rent and Tenant’s Proportionate Share of Operating Costs shall be twice the monthly Base Rent and Tenant’s Proportionate Share of Operating Costs in effect during the last month of the Term (or that would be in effect irrespective of any credits, abatements, offsets or other reductions). The provisions of this Article 37 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or under Applicable Law. If Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the state in which the Project is located, and Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all Claims in any way arising or resulting from or in connection with Tenant’s holding over, including, without limiting the generality of the foregoing, the cost of unlawful detainer proceedings instituted by Landlord against Tenant, increased construction costs to Landlord as a result of Landlord’s inability to timely commence construction of tenant improvements for a new tenant for the Premises, lost profits that result from Landlord’s inability to timely deliver the Premises to such new tenant, and any Claim against Landlord made by any succeeding tenant or prospective tenant.

38.	JOINT AND SEVERAL

If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

39.	GOVERNING LAW

This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

40.	SUBMISSION OF LEASE

Submission of this instrument for examination or execution by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

41.	BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 1.12 (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all Claims in any way arising or resulting from or in connection with any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Article 41 shall survive the expiration or earlier termination of the Term.

42.	HAZARDOUS MATERIALS

42.1 As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including, without limitation, any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes,” “infectious wastes,” “hazardous materials” or “toxic substances” now or subsequently regulated under any Applicable Laws, including, without limitation, petroleum based products, printing inks, acids, pesticides, asbestos, PCBs and similar compounds, and including any different products and materials that are subsequently found to have adverse effects on the environment or the health and safety of persons.

42.2 Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or, to the extent arising out of or related to the use or occupancy of the Premises, the Project. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all Claims (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom or in connection therewith, punitive damages, consultants’ and experts’ fees and amounts paid in settlement and civil, administrative and criminal penalties, injunctive or other relief) in any way arising or resulting from or in connection with a breach of this prohibition. Upon expiration or earlier termination of this Lease, Tenant shall cause any Hazardous Materials arising out of or related to the use or occupancy of the Premises to be removed from the Premises and the Project and properly transported for use, storage or disposal in accordance with all Applicable Laws. The indemnification obligations contained in this Section 42.2 shall survive the expiration or earlier termination of this Lease.

43.	LANDLORD’S RESERVATIONS

In addition to the other rights of Landlord under this Lease, Landlord reserves the right to change the street address and/or name of the Building without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent; nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease, at law or in equity. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

44.	PARKING

Effective as of the Commencement Date, Tenant shall have the right to receive the use of the Spaces in accordance with the terms of this Lease upon Tenant’s compliance with all parking rules and regulations issued from time to time by Landlord and, subject to the Limited Parking Abatement, upon payment of the Prevailing Rates; provided, however, if at any time during the Term, for a period of six (6) or more consecutive months, Tenant ceases to use or, subject to the Limited Parking Abatement, pay any amounts owed for one (1) or more of the Spaces, then Tenant shall have no further right to rent such unused Space(s) except as provided in the following sentence. Tenant shall have the right to lease from Landlord for Tenant’s use, additional spaces at the prevailing parking rates established from time to time by Landlord, as and when made available to Tenant by Landlord. Tenant’s parking rights and privileges are personal to the Named Tenant only, and may not be assigned, subleased or otherwise transferred or succeeded to unless pursuant to a Transfer for use solely by the transferee (in which event Landlord shall have the right to grant or withhold consent pursuant to the same terms applicable to the underlying Transfer); provided, that, notwithstanding the foregoing, the Limited Parking Abatement shall in no event be transferable by Named Tenant.

45.	GUARANTY

Landlord’s execution of this Lease is conditioned upon its receipt of a guaranty of Tenant’s obligations under this Lease (the “Guaranty”) executed by the guarantor(s) (if any) named in Section 1.13, such Guaranty to be in the exact form prescribed by Landlord. The execution of such Guaranty is a material inducement to Landlord to enter into this Lease.

46.	CONFIDENTIALITY

Tenant acknowledges and agrees that the terms of this Lease and any future amendments or other agreements in connection with this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, agents, representatives, officers, directors, employees and attorneys, shall not disclose, either directly or indirectly, any of the terms or conditions of this Lease or any future amendments or other agreements in connection with this Lease, to any person or entity, except to personnel employed by Tenant, as reasonably necessary for Tenant’s performance of its obligations under this Lease or for tax reporting purposes, and to prospective subtenants or assignees under this Lease. The preceding provisions of this paragraph shall not apply to, or bar or limit any legal action between Tenant and Landlord to enforce this Lease.

47.	INTERPRETATION OF LEASE

Landlord and Tenant have had the opportunity to review and revise this Lease. As such, this Lease shall be construed and interpreted as the joint work product of Landlord and Tenant and/or their attorneys. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in any interpretation of this Lease. This Lease and all of its terms shall be construed equally as to Landlord and Tenant. The headings to sections of this Lease are for convenient reference only and shall not be used in interpreting this Lease.

48.	ACKNOWLEDGMENT, REPRESENTATION AND WARRANTY REGARDING PROHIBITED TRANSACTIONS

Tenant hereby acknowledges that Landlord’s sole member, CALSTRS, is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Part 13 of the California Education Code, Sections 22000 et seq., as amended (the “Ed Code”). As a result, Landlord is prohibited from engaging in certain transactions with a “school district or other employing agency” or a “member, retirant or beneficiary” (as those terms are defined in the Ed Code). In addition, Landlord may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq. (the “Code”). Accordingly, Tenant represents and warrants to Landlord that (a) Tenant is neither a school district or other employing agency nor a member, retirant or beneficiary; (b) Tenant has not made any contribution or contributions to CALSTRS or Landlord; (c) neither a school district or other employing agency, nor a member, retirant or beneficiary, nor any person who has made any contribution to CALSTRS or Landlord, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code; (d) neither CB Richard Ellis, its affiliates, related entities, agents, officers, directors or employees, nor any CALSTRS or Landlord trustee, agent, related entity, affiliate, employee or internal investment contractor (both groups collectively, “Landlord Affiliates”) has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with, Tenant or any person or entity affiliated with Tenant relating to the transactions contemplated by this Lease; and (e) no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.

49.	WAIVER OF REDEMPTION AND JURY TRIAL

TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION CONFERRED BY STATUTE OR OTHERWISE, AND, WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS LEASE, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY AND THE RIGHT TO FILE IN SUCH ACTION ANY COUNTERCLAIMS OR CROSS-CLAIMS AGAINST THE OTHER (OTHER THAN COMPULSORY COUNTERCLAIMS OR CROSS-CLAIMS).

50.	SECURITY

Landlord shall have no responsibility to prevent, and shall not be liable to Tenant, its agents, employees, contractors, visitors or invitees for losses due to theft or burglary, or for damages or injury to persons or property done by persons gaining access to the Premises or the Building, and Tenant hereby releases Landlord from all liability for such losses, damages or injury, even if caused by Landlord’s negligence.

51.	LIMITATION ON WARRANTIES

Landlord’s duties and warranties are limited to those expressly stated in this Lease and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Landlord other than those contained in this Lease. Tenant hereby waives any and all warranties, express or implied, with respect to the Premises that may exist by operation of law or in equity, including, without limitation, any warranty of habitability or fitness for a particular purpose.

52.	REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, Tenant’s duly authorized representative) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of mutual execution of this Lease, and shall survive the expiration or earlier termination of this Lease:

52.1 If Tenant is an entity, Tenant is (and shall continue to be for as long as this Lease is in effect) duly organized, validly existing and in good standing under the laws of the state of its organization, and is (and shall continue to be for as long as this Lease is in effect) qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of

Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

52.2 Tenant has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (d) suffered the attachment or other judicial seizure of all or substantially all of its assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

52.3 Tenant hereby represents and warrants to Landlord that Tenant is not: (a) in violation of any Anti-Terrorism Law; (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (d) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (e) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including, without limitation, Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein, “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism”. As used herein, “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. As used herein, “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may have been or may hereafter be amended.

53.	COUNTERPARTS

This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed by their authorized agents as of the Lease Date.

“LANDLORD”:

CSHV DENVER TECH CENTER, LLC,

a Delaware limited liability company

By:	California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California, its sole member

	By:	CB Richard Ellis Investors, LLC, a Delaware limited liability company
	Its:	Investment Manager

		By:	/s/ Anthony Ecker
Authorized Signatory

By:
Authorized Signatory

“TENANT”: AMPIO PHARMACEUTICALS, INC., a Delaware Corporation

By:	/s/ Mark D. McGregor
Name:	Mark D. McGregor
Its:	CFO

S-1

EXHIBIT A

OUTLINE OF PREMISES

THE QUADRANT

Suite 925

4,896 Rentable Square Feet

For additional information, please call

Mitch Bradley
720.528.6311

Sergio Castañeda
720.528.6314

John Marold
720.528.6355

www.cbre.com/denver

CBRE
CB RICHARD ELLIS

We obtained the information above from sources we believe to be reliable. However, we have not verified its accuracy and make no guarantee, warranty or representation about it. It is submitted subject to the possibility of errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice. We include projections, opinions, assumptions or estimates for example only, and they may not represent current or future performance of the property. You and your tax and legal advisors should conduct your own investigation of the property and transaction.

Exhibit A, Page 1

EXHIBIT B

TENANT WORK LETTER

(Intentionally Left Blank)

Exhibit B, Page 1

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:

Re:

Standard Form Office Lease dated as of May 20, 2011 (the “Lease”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease), by and between CSHV Denver Tech Center, LLC, a Delaware limited liability company (“Landlord”), and Ampio Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), concerning Suite 925 on the ninth (9th) floor of the office building known as The Quadrant and located at 5445 DTC Parkway, Greenwood Village, Colorado, 80111.

Ladies and Gentlemen:

In accordance with the terms and conditions of the Lease, we wish to advise you and/or confirm as follows:

1. The Term shall commence on or has commenced on                  for a term of                      ending on                 .

2. Base Rent commenced to accrue on                 , in the amount of                 .

3. If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing if a corresponding pro rata adjustment is required, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to                      at                     .

5. The exact number of rentable square feet within the Premises is                     .

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C, Page 1

6. Tenant’s Proportionate Share as adjusted based upon the exact number of rentable square feet within the Premises is         %.

“LANDLORD”:

CSHV DENVER TECH CENTER, LLC, a Delaware limited liability company

By:	California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California, its sole member

	By:	CB Richard Ellis Investors, LLC, a Delaware limited liability company
	Its:	Investment Manager

By:
Authorized Signatory

By:
Authorized Signatory

“TENANT”:

AMPIO PHARMACEUTICALS, INC.,
a Delaware Corporation

By:
Name:
Its:

Exhibit C, Page 2

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Denver Tech Center area within Southeast Metropolitan Denver. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

Exhibit D, Page 1

5. Tenant shall not place or install in the Premises any file cabinets, equipment or other property which may cause damage to the structure of the Project or any portion thereof. If Tenant wishes to place or install file cabinets, equipment or other property which may cause damage to the structure of the Project or portion thereof, such placement or installation shall be deemed to be “Alterations” as defined in Article 7 of the Lease, and Tenant shall obtain the prior written consent of Landlord, and Tenant shall be responsible for, and shall pay all associated costs and expenses with respect to all structural engineering and modifications required to prevent any potential damage to the structure of the Project.

6. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

7. At no time shall Tenant bring onto, or permit to exist within, any portion of the Premises or the Project, any firearm, explosive device, bomb, or other weapon or dangerous object or device.

8. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

9. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent the same.

10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

11. Subject to the terms of the Lease (including, without limitation, with respect to Alterations), Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s prior written consent, except that Tenant may, without Landlord’s prior written consent, install small nails and small hooks in the walls of the Premises so long as the following conditions are satisfied: (a) such nails and/or hooks are installed solely for the cosmetic purpose of hanging pictures or other normal and customary office decorations permitted under the Lease, (b) such nails and/or hooks would not affect the systems or structure of the Building, and (c) such nails and/or hooks are installed in compliance with Applicable Law and do not require any governmental permit, approval or other form of consent.

12. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

13. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

Exhibit D, Page 2

14. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

15. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, nuisance, odors, or vibrations, or interfere in any way with other tenants or those having business therein. Neither shall Tenant commit waste to the Premises or the Project, or impair or interfere with the proper and economic maintenance, operation and repair of the Project or any portion thereof.

16. Unless otherwise agreed in writing by Landlord, Tenant shall not use or allow any part of the Premises to be used for the storage, manufacturing or sale of food or beverages or for the manufacture, retail sale or auction of merchandise, goods or property of any kind, or as a school or classroom, or for any unlawful or objectionable purpose.

17. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (including, without limitation, birds), bicycles or other vehicles.

18. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Landlord-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all Applicable Laws.

19. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

20. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

21. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

22. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system (including, without limitation, not complaining to Landlord or requesting temperature adjustment so long as the temperature within the Premises is between 71°-75° Fahrenheit), and shall refrain from attempting to adjust any controls.

23. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it

Exhibit D, Page 3

may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any Applicable Law governing such disposal. All trash, garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes at such times as Landlord shall designate.

24. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

25. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

26. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

27. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

28. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

29. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant to be loaded, unloaded or parked in areas other than those, if any, designated for such activities. Parking is prohibited in all areas not designated therefor. Tenant shall comply with all directional signs and arrows in the parking facility, and with all parking regulations and rules of the parking service operator for the Project. Tenant acknowledges and agrees that the parking service operator is a contractor and not an agent of Landlord. No vehicle may be washed, serviced or repaired within the parking facility except in an area (if any) specifically designated for such use. No inoperable vehicles shall be kept in the parking facility.

30. The Building is a non-smoking building and smoking in the Premises or the lobby or common areas of the Building is strictly prohibited.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or

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Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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